Exhibit 10.20

CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement is made as of March 1, 2019, by and between Omega Flex, Inc., a Pennsylvania corporation (the Company”) and _________(the “Employee”) to take effect only if and at such time that the Board of Directors of the Company (the “Board”) has authorized or ratified this Agreement pursuant to Section 11 hereof.

PRELIMINARY STATEMENT

The Company has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Company believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control. The Company also believes that it is necessary to provide the Employee with compensation and benefit arrangements upon a Change of Control which ensure that the compensation and benefit expectations of the Employee will be satisfied and which are competitive with those of other similarly situated business entities. The Company and the Employee therefore desire to enter into this Agreement to accomplish these objectives.

In furtherance of the foregoing and in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Certain Definitions; Purpose of Agreement.

(a) The “Effective Date” shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee’s employment with the Company is terminated by the Company within 12 months prior to the date on which the Change of Control occurs, the “Effective Date” shall mean the date immediately prior to the date of such termination of employment and the provisions of Sections 5 and 6 below shall be applicable to any such termination of employment unless the Company shall sustain the burden of proving that the termination (i) was not at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, (ii) was not carried out by the Company in anticipation of a Change of Control and (iii) did not otherwise arise in connection with or anticipation of a Change of Control.

(b) The “Change of Control Period” shall commence on the date hereof and continue in effect until the date which is thirty-six (36) months from the date of this Agreement (the “Anniversary Date”) and shall automatically be extended for one additional twelve (12) month period on the Anniversary Date, and on each Anniversary Date thereafter unless the Company or the Employee shall give written notice to the other at least 90 days’ prior to an Anniversary Date that this Agreement shall not be extended. Notwithstanding the foregoing, this Agreement shall continue in effect for the period specified in Section 3 hereof if a Change of Control of the Company shall have occurred within 12 months prior to such notice or within 24 months after such notice (the “Covered Period), provided that the Employee does not voluntarily terminate his employment relationship with the Company during the Covered Period and prior to a Change of Control of the Company.

1

(c) The Company and the Employee acknowledge and agree that the purpose of this Agreement is to guarantee to the extent possible that the Employee shall be secure in undertaking his duties and responsibilities on behalf of the Company currently and in the event of any threatened or pending Change of Control and that the Company shall gain the benefit of management stability notwithstanding any Change of Control. Accordingly, all of the terms and conditions of this Agreement shall be interpreted and construed in furtherance of and in a manner consistent with the stated purpose of this Agreement, including without limitation (i) those provisions of this Agreement that govern the issue of whether this Agreement is in effect and the effect of this Agreement, (ii) whether rights that may previously have expired or been terminated come back into existence as a result of the occurrence of other events and/or (iii) the applicability of specific time periods set forth in this Agreement. For example, any inconsistencies in whether the last sentence of Paragraph 1(b) above is effective to cause this Agreement to be in effect after the termination of the Change of Control Period shall be interpreted and construed in a manner that protects the stability of management, and this presumption can only be overcome by the presentation of specific facts to the contrary by the Company.

(d) The Company and the Employee acknowledge and agree that notwithstanding the provisions of this Agreement and any other written agreement between the Employee and the Company that require the Company to make payments and/or provide benefits to the Employee, the Employee’s estate and/or beneficiaries following the termination of the employment relationship between the Company and the Employee, the employment of the Employee by the Company is “at will”, and the Employee’s employment may be terminated by either the Employee or the Company at any time, subject to all terms and conditions of this Agreement.

2. Change of Control. For purposes of this Agreement, a “Change of Control” shall mean the occurrence of an event described below:

(a) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(b) Approval by the shareholders of the Company of a reorganization, merger, or consolidation of the Company, unless, in each case, following such reorganization, merger, or consolidation, (i) more than 75 percent of the then outstanding shares of common stock of the business entity resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as the ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company common stock and outstanding Company voting securities, as the case may be; and (ii) at least a majority of the members of the board of directors of the business entity resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation (collectively satisfying each of (i) and (ii) a “Continuation of Control”); or

2

(c) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to an entity, with respect to which following such sale or other disposition there is a Continuation of Control.

3. Post-Change Employment Period. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the three (3) year period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Post-Change Employment Period”).

4. Terms of Employment

(a)	Position and Duties

(i) During the Post-Change Employment Period, except as may be mutually agreed by the Company and the Employee (A) the Employee’s duties and responsibilities will be commensurate with those experienced by the Employee immediately preceding the Effective Date, taking into consideration the realities of the Employer’s organizational structure; and (B) the Employee’s services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location. The Company and the Employee acknowledge and agree that the requirements of Paragraph 4(a) (i)(A) may be satisfied by the Company without the Employee having the same position, title and reporting requirements as in effect with respect to the Employee immediately preceding the Effective Date depending upon the nature of the Change of Control with respect to the Company.

(ii) During the Post-Change Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote Employee’s attention and time during business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee’s best efforts to perform faithfully and efficiently such responsibilities. During the Post-Change Employment Period it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Employee’s responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee’s responsibilities to the Company.

(b)	Compensation

(i) Annual Base Salary. During the Post-Change Employment Period, the Employee shall receive an annual base salary (“Annual Base Salary”), which is at least equal to the highest base salary paid or payable, including any base salary which has been earned but deferred, to the Employee by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. As used in this Agreement, the term “affiliated companies” shall include any company controlled by, controlling, or under common control with the Company. The provisions of this Paragraph 4(b) are intended to establish a minimum Annual Base Salary during the Post-Change Employment Period and are not intended to prohibit the Employee from receiving an Annual Base Salary during such period of time that may be greater than the Annual Base Salary specified pursuant to this Paragraph 4(b).

3

(ii) Incentive Plans. During the Post-Change Employment Period, in addition to Annual Base Salary, the Employee shall be entitled to participate in any incentive compensation, bonus, stock option, or performance plans of the Company (collectively, “Performance Plans”), or any other plan similar in nature and scope, in which Employee participated (and in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies then in effect for the Employee) at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies. The participation by the Employee in any such Performance Plans of the Company during the Post-Change Employment Period and the compensation earned by the Employee pursuant to any such Performance Plans shall be based upon the actual performance of the Company during the Post-Change Employment Period, and the compensation that the Employee may have earned pursuant to any similar Performance Plans prior to the Post-Change Employment Period shall not be taken into account in any respect in connection with the participation by the Employee in Performance Plans during the Post-Change Employment Period as provided herein. In the alternative, the Employee may elect by written notice delivered by the Employee to the Company within twenty (20) days from the Effective Date not to participate in any Performance Plans during the Post-Change Employment Period (an “Employee Election Notice”). Upon the delivery by the Employee to the Company of an Employee Election Notice as provided herein, the Employee shall be paid during each year of the Post-Change Employment Period in addition to the Annual Base Salary an annual amount (the “Additional Compensation Amount”) equal to the average annual compensation paid by the Company to the Employee during the three completed fiscal years of the Company immediately preceding the Effective Date pursuant to the Performance Plans of the Company in effect during such three fiscal year period. The Additional Compensation Amount shall be payable by the Company to the Employee instead of the participation by the Employee in any Performance Plans during the Post-Change Employment Period. The Additional Compensation Amount shall be payable in monthly installments, in arrears, beginning upon the date which is thirty (30) days from the Effective Date and continuing on the same day of each month thereafter with respect to the entire Post-Change Employment Period.

(iii) Other Reimbursements and Benefits. During the Post-Change Employment Period, the Employee shall be entitled to such other reimbursements, benefits and perquisites as provided for Employee (and in accordance with the most favorable policies, practices and procedures of the Company then in effect for the Employee) at any time during the 120-day period immediately preceding the Effective Date, excluding however, the 2006 Omega Flex, Inc. Phantom Stock Plan.

5. Termination of Employment During Post-Change Employment Period.

(a) Death, Disability or Retirement. The Employee’s employment shall terminate automatically upon the Employee’s death during the Post-Change Employment Period. If the Company determines in good faith that Disability of the Employee has occurred during the Post-Change Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 13(b) of this Agreement of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee’s duties hereunder. For purposes of this Agreement, “Disability” shall mean the absence of the Employee from the Employee’s duties with the Company on a full-time basis for 6 consecutive calendar months (occurring within or ending during the Post-Change Employment Period) as a result of incapacity due to mental or physical illness verified by a physician selected by the Company or its insurers and reasonably acceptable to the Employee or the Employee’s legal representative but in no event shall a Disability have occurred if disability benefits have been denied to Employee under any disability plan provided by or paid for by the Company. For purposes of this paragraph, “Retirement” shall mean termination by the Employee on or after his 65th birthday, or voluntary early retirement by the Employee prior to his 65th birthday. Written notice of termination of employment based on Retirement shall be given by Employee at least 30 days in advance.

4

(b) Cause. The Company may terminate the Employee’s employment during the Post- Change Employment Period for Cause. For purposes of this Agreement, “Cause” shall mean:

(i) deliberate misconduct having a material adverse effect on the business of the Company;

(ii) the Employee’s demonstrable failure to perform a substantial portion of his duties and responsibilities hereunder for reasons other than Disability, which failure continues for more than 30 days after the Company gives written notice to the Employee which sets forth in reasonable detail the nature of such failure;

(iii) the conviction of the Employee of a felony having a material adverse effect on the Company;

(iv) the Employee’s abuse of controlled substances or habitual intoxication, which activity continues for more than 30 days after the Company gives written notice to the Employee of the material adverse effect of such activity on the Company; or

(v) any material breach by the Employee of his obligations hereunder having a material adverse effect on the Company.

The cessation of employment of the Employee during the Post-Change Employment Period shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board at a meeting of the Board (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee’s conduct satisfies the definition of “Cause” contained herein.

(c) Good Reason. The Employee’s employment may be terminated by the Employee during the Post-Change Employment Period for Good Reason. For purposes of this Agreement, “Good Reason” shall mean:

(i) the assignment to the Employee of any substantial duties inconsistent in any material respect with the Employee’s authority, duties or responsibilities as required pursuant to Section 4(a)(i)(A) of this Agreement consisting of either (A) the assignment to the Employee of any substantial duties that impose upon the Employee duties and responsibilities that materially increase and expand the Employee’s authority with the Company unless agreed to the by the Employee or (B) the assignment to the Employee of any substantial duties that result in a material diminution in the authority, duties or responsibilities of the Employee as required to be maintained by the Company pursuant to Paragraph 4(a)(i)(b) above and the failure of the Company to utilize the Employee’s training, skills and experience consistent with the manner in which the Company utilized the Employee’s training, skills and experience prior to the Effective Date (a “Material Diminution”) or any other action by the Company which results in a Material Diminution excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

5

(ii) any failure by the Company to comply in all material respects with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

(iii) the Company requiring the Employee to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company requiring the Employee to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

(iv) any purported termination by the Company of the Employee’s employment otherwise than as expressly permitted by this Agreement; or

(v) any failure by the Company to comply with and satisfy Section 12(c) of this Agreement.

(d) Notice of Termination. During the Post-Change Employment Period. Any termination by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which:

(i) indicates the specific termination provision or provisions in this Agreement relied upon;

(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated; and

(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date which shall be not more than thirty days after the giving of such notice. The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee’s or the Company’s rights hereunder,

(e) Date of Termination. During the Post-Change Employment Period, “Date of Termination” means:

(i) if the Employee’s employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be.

6

(ii) if the Employee’s employment is terminated by the Company other than for Cause, Death, Disability, or Retirement, the date on which the Company notifies the Employee of such termination;

(iii) if the Employee’s employment is terminated by reason of Death or Disability, the date of Death of the Employee or the Disability Effective Date, as the case may be; and

(iv) if the Employee’s employment is terminated by reason of Retirement, the date specified for retirement in his notice to the Company.

6. Obligations of the Company Upon Termination During the Post-Change Employment Period.

(a) Termination. If, during the Post-Change Employment Period, the Employee’s employment by the Company shall terminate other than for Cause, Death, Disability or Retirement, or if the Employee shall terminate employment for Good Reason, the Company shall:

(i) pay to the Employee the following amounts:

A. the sum of (1) the Employee’s Annual Base Salary through the Date of Termination to the extent not theretofore paid and (2) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the “Accrued Obligations”). The aggregate amount of the Accrued Obligations shall be payable in a lump sum in cash within sixty (60) days after the Date of Termination; and

B. a severance benefit equal to [one][two] times the sum of (1) the Employee’s Annual Base Salary, and (2) the average of the last two annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to the Employee preceding the Effective Date or preceding the Date of Termination, whichever is greater (the “Severance Payment”). The Severance Payment shall be paid a lump sum within 60 days of the Date of Termination.

(ii) continue participation of the Employee and his dependents in the Company’s benefit plans (including but not limited to health, dental and life insurance benefits) for a period of 12 months after the Date of Termination, under substantially the same terms as was provided to the Employee immediately prior to the Date of Termination, with the Company obligated to reimburse the Employee for the Employee’s COBRA cost if any such continued participation in any such benefit plan is required to be carried out through COBRA, provided, however, that such benefit continuation will terminate upon the Employee’s coverage under any other comparable plans and will have no effect on any COBRA eligibility period; and

(iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”, as further defined in Section 6(b), (c) and (d) below in the event of the Employee’s Death, Disability or Retirement as described therein).

7

(b) Death. If the Employee’s employment is terminated by reason of the Employee’s death during the Post-Change Employment Period, this Agreement shall terminate without further obligation to the Employees legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Employee’s estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, including without limitation COBRA, as in effect with respect to other peer employees and their beneficiaries at any time during the 120 day period immediately preceding the Effective Date or, if more favorable to the Employee’s estate and/or the Employee’s beneficiaries, as in effect on the date of the Employee’s death with respect to other peer employees of the Company and its affiliated companies and their beneficiaries.

(c) Disability. If the Employee’s employment is terminated by reason of the Employee’s Disability during the Post-Change Employment Period, this Agreement shall terminate without further obligation to the Employee, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Employee shall be entitled after the Disability Effective Date to receive, disability and other benefits not less than the most favorable of those generally provided by the Company and its affiliated companies to disabled employees and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer employees and their families at any time during the 120-day period immediately preceding the Disability Effective Date or, if more favorable to the Employee and/or the Employee’s family, as in effect at any time thereafter generally with respect to other peer employees of the Company and its affiliated companies and their families.

(d) Retirement. If the Employee’s employment is terminated by reason of the Employee’s Retirement during the Post-Change Employment Period, this Agreement shall terminate without further obligation to the Employee, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(d) shall include, and the Employee shall be entitled after the Effective Date to receive, retirement and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to retired employees and/or their families in accordance with such plans, programs, practices and policies relating to retirement, if any, as in effect generally with respect to other peer employees and their families at any time during the 120-day period immediately preceding the Date of Termination or, if more favorable to the Employee and/or the Employee’s family, as in effect at any time thereafter generally with respect to other peer employees of the Company and its affiliated companies and their families.

(e) Cause. If the Employee’s employment shall be terminated for Cause during the Post- Change Employment Period, this Agreement shall terminate without further obligation to the Employee other than for payments of Accrued Obligations and the timely payment or provision of Other Benefits, in each case to the extent theretofore unpaid.

8

7. Non-competition: Nondisclosure of Information

(a) Non-Competition. Employee covenants and agrees that Employee shall not at any time during the term of his employment with the Company directly compete with the Company or have more than a five percent (5%) ownership interest in any firm, corporation, partnership, proprietorship or other business that manufactures, sells or distributes products that are directly competitive with the Company’s products, or engages with third parties in the activities then engaged in and in the territory served by the Company.

(b) Nondisclosure. Employee will not, during the term of this Agreement or at any time after the termination of this Agreement, disseminate or disclose to any person, firm, corporation or other business entity, or use for his own benefit or account or for the benefit or account of any third party, any information disclosed to Employee as a consequence of or through the Employee’s duties under this Agreement, including information which is not generally known in the industry in which the Company is or may become engaged, or relating to the Company’s products, processes, or services, research, development, inventions, engineering, purchasing, accounting, marketing, merchandising, advertising or selling (the “Proprietary Information”). Further, Employee shall not disclose the terms and conditions contained in this Agreement to any third parties, including any other employees of the Company; provided, however, Employee may disclose this Agreement to his attorney or accountant in relation to the execution and performance of this Agreement. The parties hereto understand and agree that for purposes of this Agreement, Proprietary Information does not include information:

(i) that was generally available to the public prior to disclosure to Employee by the Company or that becomes generally available to the public after disclosure to Employee by the Company other than through any act or omission of Employee in breach of this Agreement;

(ii) that becomes known to Employee through a source that has no obligation of confidentiality to the Company; or

(iii) that was known to and in the possession of Employee prior to disclosure to Employee by the Company.

(c) Upon termination of this Agreement, all documents, records, notebooks, and similar repositories of or containing the Proprietary Information, including copies thereof, then in possession of Employee, whether prepared by Employee or others, shall be returned to the Company.

(d) The obligations of Employee and the rights of the Company pursuant to this Section 7 shall survive the termination of this Agreement.

8. Non-Exclusivity of Rights; Effect of Agreement; Severance.

(a) Nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in any plan, program, policy or practice (other than any severance pay plan) provided by the Company or any of its affiliated companies and for which the Employee may qualify. Nothing in this Agreement shall limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

9

(b) In the event of any termination of the employment relationship between the Company and the Employee by either the Company or the Employee at any time, and subject to the applicable provisions of any other written agreements as may be in effect, upon the termination of the employment relationship between the Company and the Employee prior to the Effective Date, the Employee shall not have any further rights under this Agreement other than the rights expressly provided the Employee in this Agreement, including without limitation the Employee’s rights pursuant to Sections 1(b), 1(c) above and Section 8(c) below. From and after the Effective Date, this Agreement shall supercede and replace any other agreement between the Company and the Employee with respect to the compensation and benefits that the Employee shall receive in the event of the termination of the employment relationship between the Company and the Employee during the Post-Change Employment Period, including without limitation the provisions of this Agreement relating to the payment by the Company of the Accrued Obligations, the payment by the Company of the Severance Payment and the provision by the Company to the Employee of certain benefits and rights, including the Other Benefits. The provisions of any such other written agreements that do not relate directly to the specific obligations of the Company upon the termination of the employment relationship between the Company and the Employee during the Post- Change Employment Period, as set forth in Paragraph 6 above, shall continue in effect and be binding upon the Company and the Employee, including without limitation the provisions of the Supplemental Retirement Agreement between the Company and the Employee (including the provisions of Section 2(b) of the Supplemental Retirement Agreement), the provisions of any indemnification agreement by the Company in favor of the Employee and the provisions of any stock option plan of the Company that the Employee participates in.

(c) During any period prior to any Post-Change Employment Period or in the 12 month period after any termination of this Agreement which occurs prior to the Post Change Employment Period, if the employment of Employee shall be terminated by the Company for any reason other than death, disability or for Cause , Employee (or his assigns) shall be entitled to receive as severance his Annual Base Salary for a period of 18 months on the regular bi-weekly payroll schedule, continuation of all reimbursements and benefits for 18 full calendar months, extension of any period in which to exercise vested stock options for 18 full calendar months, continued participation in any incentive compensation, bonus, stock option or performance plans of the Company through the next annual calculation and distribution period and benefits under the Supplemental Retirement Agreement shall become effective and payable beginning on the day after the day of the last payment of Annual Base Salary described above in this Section 8(c). The provisions of this Section 8(c) constitute an alternative to the provisions of Section 6 and the provisions of this Section 8(c) shall be of no force or effect and shall terminate if the Employee’s employment is terminated pursuant to Section 5 above.

9. Full Settlement: Legal Fees. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of the Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all reasonable attorney’s fees and expenses which the Employee or his legal representatives may reasonably incur in enforcing Employee’s rights under this Agreement, plus in each case interest on any payment not received by the Employee when required pursuant to this Agreement at the applicable Federal rate provided for in Section 7872(f)(2)(B) of the Code.

10

10. Withholding and Excess Payment.

(a) All payments to be made to the Employee under this Agreement shall be subject to any required withholding of federal, state and local income and employment taxes.

(b) Notwithstanding anything to the contrary contained in this Agreement, if any of the payments provided for in Section 6(a) of this Agreement, together with any other payments that must be included in such determination, would constitute an “Excess Parachute Payment” (as defined in Section 2800 of the Internal Revenue Code of 1986, as amended and in effect as of the date hereof (the “Code”), and proposed and final regulations thereunder), and would be subject to the excise tax imposed by Section 4999 of the Code, the amounts payable hereunder shall be limited in as narrow a manner as possible to prevent such payments from constituting an “Excess Parachute Payment” by spreading such payments over sufficient annual tax periods as mutually agreed by the Company and Employee notwithstanding the actual payment dates set forth herein. In the event that there are limitations on the actual payment amounts that can be received by the Employee in order to avoid the effect of the excise tax imposed by Section 4999 of the Code, the amount of the payments hereunder shall be reduced but only to the extent necessary to prevent such payments from being subject to the excise tax imposed by Section 4999 of the Code.

11. Conditions to Effectiveness of Agreement. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding execution of this Agreement by the Company and the Employee, this Agreement and the rights and obligations of the parties hereto shall not be binding upon or enforceable by or against either party hereto, or their respective executors, heirs, administrators, successors or assigns, unless and until (a) the Company’s Board of Directors has authorized and/or ratified this Agreement, as evidenced either by minutes of a meeting of the Board of Directors attested to by the Company’s Secretary or by fully executed unanimous written consent in lieu of meeting to that effect being included in the Company’s records of meetings of the Board of Directors. Written notification of such authorization or ratification (including a photocopy of such attested minutes or executed consent) shall be given to the Employee by the Company promptly following the date of such authorization or ratification

12. Successors

(a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean Omega Flex, Inc. and any successor to its business and/or assets as aforesaid which shall assume and agree to perform this Agreement by operation of law or otherwise.

11

13. Miscellaneous

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by certified mail, return receipt requested, postage prepaid, or by national overnight courier with confirmation of receipt, addressed as follows:

If to the Employee:	If to the Company:

Omega Flex, Inc. 451 Creamery Way Exton, PA 19341 Attn: President

Any notice delivered by hand delivery shall be effective upon delivery, any notice sent by certified mail shall be effective two (2) business days following the deposit of such notice in the mail, any notice sent by national overnight courier shall be effective on the business day following the day on which such notice is sent and any notice sent by telecopier as provided herein shall be effective when sent.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company may withhold from any amount payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) The Employee’s or the Company’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 5(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f) This Agreement supersedes all prior agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof, and specifically supersedes and cancels that certain Change of Control Agreement between the parties dated October 3, 2015.

IN WITNESS WHEREOF, this Agreement has been signed as a sealed instrument by the Employee and, subject to the authorization or ratification from its Board of Directors the Company as of the date first written above.

OMEGA FLEX, INC.

Kevin R. Hoben, Chairman & CEO

______________, Employee

12